UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2019

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts		02472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	TTPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On August 30, 2019, Tetraphase Pharmaceuticals, Inc. (the “Company”) entered into a payoff letter with Solar Capital Ltd., as collateral agent and lender, and the other lenders named therein (Solar Capital Ltd. and the other lenders collectively referred to herein as the “Lenders”), pursuant to which the Company agreed to pay off and thereby terminate its Loan and Security Agreement, dated as of November 2, 2018, as amended, with the Lenders (the “Loan Agreement”).

Pursuant to the payoff letter, the Company will pay, on or about August 30, 2019, a total of $30.7 million to the Lenders, representing the principal balance, accrued interest outstanding and a portion of the final fee under the Loan Agreement in repayment of the Company’s outstanding obligations under the Loan Agreement.

Upon the payment of the $30.7 million, all outstanding indebtedness and obligations of the Company owing to the Lenders under the Loan Agreement will be deemed paid in full. The Loan Agreement and the notes thereunder, as well as the security interests in the assets of the Company securing the Loan Agreement and note obligations, will be terminated. The Lenders will retain the warrants issued to them in connection with the origination of the Loan Agreement obligations.

The Company originally entered into the Loan Agreement on November 2, 2018 and borrowed $30.0 million. The Company’s obligations under the Loan Agreement were secured by a first priority security interest in substantially all of its assets. The Company agreed not to pledge or otherwise encumber its intellectual property assets, subject to certain exceptions.

The description of the payoff letter contained herein does not purport to be complete and is qualified in its entirety by reference to the payoff letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Payoff Letter, entered into as of August 30, 2019, by and among Tetraphase Pharmaceuticals, Inc., Solar Capital Ltd., as collateral agent and lender, and the other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2019	By:	/s/ Maria Stahl
Maria Stahl
Chief Business Officer and General Counsel